Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Caesars Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Equity	Common Stock, $0.00001 par value per share	Rules 457(c) and 457(h)	8,000,000 (1)	$35.79 (2)	$286,320,000 (2)	0.00014760	$42,260.83 (2)

Total Offering Amounts					$286,320,000		$42,260.83

Total Fee Offsets							$—

Net Fee Due							$42,260.83

(1)

This Registration Statement registers the issuance of an additional 8,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), of Caesars Entertainment, Inc. (the “Registrant”) to be issued under the Caesars Entertainment, Inc. Second Amended & Restated 2015 Equity Incentive Plan (the “Incentive Award Plan”). The Incentive Award Plan is an amendment and restatement of the Registrant’s Amended and Restated 2015 Incentive Award Plan (the “Prior Plan”), and was approved by the Board of Directors on April 24, 2024 and approved by the Registrant’s stockholders on June 11, 2024. The offer and sale of shares of Common Stock, which have been or may be issued under the Incentive Award Plan (as the Prior Plan), have previously been registered pursuant to Registration Statements on Form S-8 (File Nos. 333-232336 and 333-245051). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock.

(2)

Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rules 457(c) and 457(h) under the Securities Act by averaging the high and low sales prices of the Registrant’s Common Stock as reported by the NASDAQ on June 17, 2024.